UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2021

Talkspace, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39314	84-4636604
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address Not Applicable	Address Not Applicable
(Address of principal executive offices)	(Zip Code)

(212) 284-7206

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	TALK	Nasdaq Global Select Market
Warrants to purchase common stock	TALKW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.

The information provided in Item 8.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01. Other Events.

Talkspace, Inc. (the “Company”) previously reported that (i) its B2B eligible lives1 were 71.9 million as of June 30, 2021 and (ii) its B2B eligible lives were 75.3 million as of September 30, 2021 (the “Prior Statements”). The Company is filing this Current Report on Form 8-K to correct the Prior Statements based on information provided to the Company by a large health plan. The correct number of B2B eligible lives as of June 30, 2021 was 55.0 million, representing growth of 64% year-over-year and the correct number of B2B eligible lives as of September 30, 2021 was 56.6 million, representing growth of 44% year-over-year. The Prior Statements included certain B2B eligible lives under the Company’s arrangement with that health plan that the health plan subsequently determined were not yet eligible to use the Company’s services. The status of that health plan’s lives remains unchanged and the Company has approximately 69 million B2B eligible lives as of the date of this filing. The correction of the Prior Statements does not affect any Company financial data or impact any previously reported GAAP or non-GAAP metric.

[1]

The Company considers B2B lives “eligible” if such persons are eligible to receive treatment on the Talkspace platform, in the case of the Company’s enterprise clients, for no additional cost when their employer is under an active contract with Talkspace, or, in the case of health plan clients, at an agreed upon reimbursement rate through insurance under an employee assistance program or other network behavioral health paid benefit program. As noted in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2021, there may be instances where a person may be covered through multiple solutions, typically through behavioral health plans and employee assistance programs. In these instances, the person is counted each time they are covered in the B2B eligible lives calculation, which may cause the amount of B2B eligible lives to reflect a higher number of members than we actually serve.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Talkspace, Inc.

Date: December 21, 2021	By:	/s/ Jennifer Fulk
Chief Financial Officer